Exhibit 10.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into this May 27, 2015 by and between:

SHAHAN OHANESSIAN (referred to hereafter as “Seller”),

AND:

ABT MINING CO., INC. a Idaho corporation (“Buyer”).

WHEREAS:

Buyer agrees to acquire under the terms specified herein the right, title, interest, and benefit of proprietary technology known as “AutoClaim Domain” from Seller, also known as Technology Rights; and

WHEREAS:

Buyer also agrees to acquire all powers and privileges of the AutoClaim Domain including but not limited to make, have made, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law, also known as Distribution Rights embodied in or comprising the AutoClaim Domain.; and

WHEREAS:

Buyer agrees to acquire the business model, all United States and foreign patents and patents application, all trade secrets, know-how, confidential or proprietary information, all trademarks, service marks and trade names, all market research and information, contact lists, marketing materials, business plans, notes, documents and other intellectual property rights and legal protections in every and all countries and jurisdictions owned or claimed by Seller, also known as Proprietary and Intellectual Property Rights.

NOW THEREFORE, the Parties agree to the following:

DEFINITIONS:

1. “Business Day” shall mean any calendar day (other than Saturday and Sunday) on which the banks in New York City, New York USA are open for and conducting business.

2. “Reasonable Business Period” shall mean that period of time necessary to complete any act or action that a reasonable person in the conduct of a commercial enterprise would require in the venue the act is required to be preformed, subject to unforeseen delays, TIME IS OF THE ESSENCE emphasized.

3. “Due Diligence Period” shall apply to the calendar period following the date that the Letter of Intent was fully executed by the parties hereto and concluding the day of the Closing.

4. “Effective Date” Shall mean the transaction contemplated herein shall be effective as of 12:01 a.m. on the date of Closing.

NOW, THEREFORE, in consideration of the acknowledgements, promises, mutual covenants herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Section 1. PURCHASE AND SALE. Seller agrees to sell all their interest to Buyer, and Buyer agrees to purchase all the Seller’s interest from Sellers subject to the terms and conditions contained herein, as follows:

(a) Buyer agrees to acquire under the terms specified herein the right, title, interest, and benefit of proprietary technology known as “AutoClaim Domain” from Seller, also known as AutoClaim Domain Rights; and

(b) Buyer also agrees to acquire all powers and privileges of the AutoClaim Domain including but not limited to make, have made, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law, also known as Distribution Rights embodied in or comprising the AutoClaim Domain.; and

(c) Buyer agrees to acquire the business model, all United States and foreign patents and patents application, all trade secrets, know-how, confidential or proprietary information, all trademarks, service marks and trade names, all market research and information, contact lists, marketing materials, business plans, notes, documents and other intellectual property rights and legal protections in every and all countries and jurisdictions owned or claimed by Seller, also known as Proprietary and Intellectual Property Rights.

Section 2. PURCHASE PRICE. Buyer agrees to pay to Seller the following for the Assets known collectively as AutoClaim Domain:

Buyer shall issue an additional 150,000,000 shares of Buyer’s common stock to Seller and/or his nominees.

Buyer shall pay Seller a total of Five Hundred Thousand Dollars ($500,000.00) which shall be in the form of a Convertible Promissory Note for the Domain name known as www.autoclaim.com. Upon payment in full of the $500,000.00 Seller shall convey to Buyer the right and title to the www.autoclaim.com domain name.

Section 3. CLOSING.

3.1 Date of Closing. The closing of the transaction (the Closing) shall be held at Irvine, California or such other place as the parties may agree on or before May 27, 2015 subject to any extension by section 3.2 below. At the Closing, Sellers shall assign and transfer to Buyer evidence of owner ship in Seller, right and title to all assets, and all equity in Seller free and clear of all liens and encumbrances. Buyer shall provide all stock certificates in proper format subject to the terms of this agreement.

3.2 Extension of Closing. Notwithstanding the provisions of Section 3.1 to the contrary, Buyer shall be entitled to an extension of the Closing date of up to Fifteen (15) days.

3.3 Effective Date Cooperation. The parties acknowledge that from the date of the Letter of Intent through the Closing and after the Effective Date, cash may be received by one party but belong to another party and/or trade payables and receivables may be paid by one party yet be the responsibility of another party. The parties agree to cooperate, document on the running accounting statement any such monies, credits and /or debits, and give the non-receiving party notice, within fifteen (15) days, of receipt of any post Effective Date cash or accrual of any trade payables by a party for which payment is due to or from a party. Upon such reconciliation, either party owing money to another party shall pay the amount owed within fifteen (15) days of said reconciliation.

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Section 4. REPRESENTATIONS AND WARRANTIES OF SELLER

In order to induce the Buyer to enter into this Agreement and the transactions contemplated hereby, Sellers, hereby represent and warrant to the Buyer as follows:

4.1 Authority. Sellers have full power and authority to enter into and perform their obligations under this Agreement. This Agreement constitutes, and all assignments, agreements and other instruments and documents to be executed and delivered by Sellers in connection with this Agreement will constitute, Seller’s legal, valid and binding obligations, enforceable against Sellers in accordance with their respective terms.

4.2 Ownership. Seller is the true and lawful beneficial and record owner/managers of all of Seller and Seller has good and marketable title thereto, free and clear of claims, pledges, liens, security interests, charges or other encumbrances. Seller has full right and power and authority to sell, transfer and deliver title. Upon delivery of the Preferred and Common shares at Closing as contemplated in this Agreement, Seller will transfer to the Buyer valid and marketable title thereto.

4.3 Financial Statements. Other than as set forth and as disclosed herein Seller makes no representations regarding the financial conditions, business or affairs of Seller.

4.4 No Subsidiaries. Seller does not own, either directly or indirectly, or have any investment in, own, or otherwise control, any corporation or other entity, or is a party to any partnership agreement, joint venture, or similar agreement.

4.5 Other Business Names. Seller and their predecessors and any companies acquired by or merged into them have not used any other business names in the past calendar year.

4.6 Sites. Seller has complied in all material respects with all municipal, state and federal statutes, ordinances, rules and regulations applicable to its respective business, included but not limited to, zoning, building, environmental and occupational, safety and health regulations.

4.7 Leases. Seller is not in default under any lease or subject to obtaining neither necessary consent nor will they be in default as a result of the execution of this Agreement or closing of the transactions contemplated hereby.

4.8 Tangible Personal Property. Seller is not in default under any such equipment leases and is not aware of any fact which, with notice and/or passage of time, would constitute such a default.

4.9 Intangible Personal Property. Seller has not received written notice of any claims or demands with respect to items of intangible personal property, and to Seller’s best knowledge, there are no claims or demands against Seller with respect to any of such items of intangible personal property. No proceedings have been instituted, or are pending against Seller, or to the knowledge of Seller, have been threatened against Seller to challenge the rights of Seller with respect to any such assets. Seller has not received written notice of any claims or demands relating to their right to use all trade names, trade secrets, or customer lists which they have used or which they are now using in connection with the business transacted by Seller. Seller has the unrestricted right to use, free from any rights or claims of others, all trade names, trade secrets, and customer lists which it has used or which it is now using in connection with its business.

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4.10 Assets and Inventory. As of the Effective Date, Seller will have good and marketable title in and to all of its assets and inventory, which is or will be free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind, other than as expressly provided in this Agreement.

4.11 Current Employees and Employment Practices. Seller represents that all employees of Seller are employees at will. No employment discrimination or unfair labor practice, charge or complaint against Seller has been filed, nor to the knowledge of Seller, is threatened to be filed with any court, agency or other entity having jurisdiction over Seller. To the knowledge of Seller, Seller has not been threatened by any former employee with any suit alleging wrongful termination or other discriminatory wrongful or tortuous conduct in connection with the employment relationship. None of the employees of Seller are represented by any labor organization or to the knowledge of Seller is there currently any union organizing activities with respect to such employees, nor has there been any such organizing activity within the past one (1) year. Seller has not engaged in any collective bargaining or similar agreement with any labor organization.

4.12 Insurance. Seller shall deliver prior to closing original or copies of any and all insurance policies which Seller has in effect covering itself or its employees, officers or directors, inventory, and equipment. Seller has had general liability insurance policies in full force and effect from the date Seller was formed through the Effective Date as part of the coverage afforded under a policy written to Seller.

4.13 Compliance with Applicable Laws. Seller represents that Seller is in compliance in all material respects with all federal, state, county, municipal, and governmental agency, laws, ordinances, rules, regulations, judgments, orders or decrees applicable to the conduct of its business or to the assets owned, used, or occupied by Seller, and have not received notice or advice to the contrary. Neither this Agreement nor the consummation of the transactions contemplated herein will (a) violate an order, writ, injunction, statute, rule or regulation applicable to Seller or (b) require the consent, approval, authorization or permission of or the filing with or the notification of any federal, state, local or foreign government agency except that necessary to comply with the laws rules and regulations of the State of Arizona, and the United States.

4.14 Environmental Compliance.

Seller represents that:

(a)Seller is not in violation of any federal, state or local laws, statutes, codes, ordinances, rules, regulations, permits or orders relating to or addressing the environment, heath, waste or safety (collectively, “Environmental Laws”), which shall include, but not be limited to, the use, handling or disposal of the record keeping, notification and recording requirements respecting any pollutant, hazardous substance, radioactive substance, toxic substance, solid waste, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum derived substance or waste, asbestos, or any hazardous or toxic constituent thereof (collectively “Hazardous Substance”) or work place or worker safety and health, nor have they received any written notices alleging that they are in violation of any such Environmental Laws; nor are they subject to any administrative or judicial proceeding alleging any violation of any such Environmental Laws, federal, state or local laws, statutes, codes, ordinances, rules, regulations, permits relating to the environment, health, medical waste or safety.

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(b) There is no pending lawsuit or administrative proceeding or, to Seller’s knowledge, threatened claim alleging that Seller is liable under any Environmental Law, including, without limitation, any Environmental Law related to the on-site or off-site disposal of Hazardous Substances. Seller has not received written notice from any person, including but not limited to any federal, state, or local governmental agency, alleging that Seller is liable under any applicable Environmental Law, including without limitation, any Environmental Law, related to the on-site or off-site disposal of Hazardous Substances.

(c) To Seller’s knowledge, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of the real property leased by Seller which are the responsibility of Seller, and Seller has not disposed of Hazardous Substances on, at or under such properties.

4.15 Taxes. Seller represents that no assessments or additional tax liabilities (including all federal, state and local taxes, charges, penalties and interest) have been proposed or to the best of Sellers knowledge threatened against Seller or any of its assets, and Seller has not executed any waiver of the statute of limitations on the assessment or collection of such tax liabilities. There are no federal, state or local tax liens upon any of Seller assets other than inchoate liens for taxes not yet due and payable. There is no pending, to the Sellers knowledge, threatened audits against Seller. All current tax returns for Seller have been timely filed and are complete and accurate. All returns, declarations, reports, estimates, information returns and statements (“Returns”) required to be filed under any federal, state, local or foreign authority by Sellers have been filed and were in all material respects (and, as to Returns not yet due and filed on the date hereof, will be) true, complete, correct and filed on a timely basis. All taxes due and owing, or required to be withheld or collected by Sellers have been fully paid. Seller has adequate reserves to pay all taxes not yet due, including any taxes resulting from the transactions contemplated hereunder.

Except as may be required by the Internal Revenue Service (or state taxing authority) to clearly reflect the income or loss of Seller or any members of its consolidated group, Seller will not take any action or fail to take any action that could have the effect of reducing the amount of any net operating loss or other tax attribute attributable to Seller pursuant to the Code or any similar law of any other taxing jurisdiction, including, without limitation, the filing of any amended return or the reattribution of any net operating losses or similar items from Seller, or any affiliate of Seller.

4.16 Litigation. Seller represents that there are no actions, suits or proceedings pending or to their knowledge threatened against Seller which materially affect the ability of Seller to perform under this Agreement.

Section 5. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.

5.1 Limitations on Representations and Warranties. The Seller shall not be deemed to have made to Buyer any representation or warranty other than those expressly made by the Seller hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Seller hereof, Seller makes no representation or warranty to Buyer with respect to:

(a) any projections, estimates, or budgets heretofore delivered to or made available to Buyer of future revenues, expenses or expenditures or future results of operations; or

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(b) except as expressly covered by a representation and warranty contained in Sellers Representations hereof, any other information of documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisors with respect to Seller; notwithstanding the foregoing, the Sellers shall be liable if Sellers has knowingly furnished any other information or documents to Buyer which is materially incomplete or materially false.

5.2 Due Diligence Investigation. Buyer acknowledges that:

(a) Buyer will and does have the opportunity to visit with Seller and meet with the managing representatives of Seller to discuss the business and the assets, liabilities, financial condition, cash flow and operations of the business; and all materials and information requested by Buyer shall be provided to Buyer to Buyers reasonable satisfaction.

(b) Buyer acknowledges that it will make its own independent examination, investigation, analysis and evaluation of Seller. The Seller acknowledges that the Buyer will have full and complete access to all of the books, records and assets of Seller and the opportunity to personally inspect the assets, operations and talk with the personnel employed by Seller to the extent it has desired to do so with respect to this transaction.

(c) Buyer acknowledges that it will undertaken such due diligence, as time is of the essence, (including but not limited to a review of the assets, liabilities, books, records and contracts of Seller) as Buyer deems adequate, including that described above.

Section 6. REPRESENTATIONS AND WARRANTIES OF BUYER

In order to induce the Seller to enter into this Agreement and the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

6.1 Company Organization and Authority. Buyer is a corporation formed under the State of Idaho and has full power and authority to conduct Buyer’s business as now conducted and to enter into and perform Buyer’s obligations under this Agreement. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Buyer will constitute, Buyer’s legal, valid law binding obligations, enforceable against Buyer in accordance with their respective terms.

Buyer, by Buyer’s authorized representative’s signature in whom authority rest to bind the Buyer hereto, has authorized the execution and delivery of this Agreement, the documents of transfer and assignment contemplated hereby and the consummation of all the transactions contemplated herein and the performance of all obligations of Buyer pursuant to this Agreement.

Section 7. COVENANTS AND AGREEMENTS OF SELLERS AND BUYER

7.1 Accounting; Cooperation of Parties. Buyer will assist Seller in the production of information for the preparation of financial statements and tax returns of Buyer that may become due of for which a taxing authority requires information with respect to this transaction.

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Section 8. DELIVERIES OF SELLER AT CLOSING

The Seller shall deliver the following at the Closing:

8.1 Evidence of Ownership. Seller will deliver to the Buyer duly endorsed documents transferring ownership with respect to title of assets of Seller.

8.2 Consents and Approvals. Seller shall have obtained all consents and approvals required for the transfer of such ownership to the Buyer.

8.3 Sellers Documents. The Seller shall have caused to be delivered to Buyer, at or before Closing, the following:

(a) A list of all assets owned by Seller along with intellectual property owned by Seller being delivered to Buyer.

8.4 Other Assurances. The Seller shall have delivered to the Buyer such other and further certificates, assurances and documents as Buyer may reasonably request in order to evidence the accuracy of the representations and warranties made pursuant to Seller’s Representations, the performance of covenants and agreements to be performed by Sellers at or prior to the Closing, and the fulfillment of the conditions to Buyer’s obligation.

Section 9. DELIVERIES OF BUYER AT CLOSING

The Buyer shall deliver the following at Closing:

9.1 Issuance of Stock Certificates. The Buyer shall issue the Preferred A and Common Stock Certificates as payment of the Purchase Price in the manner described in this Agreement.

9.2 Resolution of Board of Directors. Buyer shall deliver to the Seller the Agreed Board of Directors Resolution authorizing the acquisition of Sellers Assets and the appointment of Seller’s nominees to the Board of Directors of Buyer.

9.3 Execution of Convertible Notes. The Buyer shall execute the Convertible Promissory Note in favor of Seller.

9.2 Other Assurances. The Buyer shall have delivered to the Seller such other and further certificates, assurances and documents as Sellersmay reasonably request in order to evidence the accuracy of the representations and warranties made pursuant to Buyers Representations, and, the performance of covenants and agreements to be performed by Buyer at or prior to the Closing, and the fulfillment of the conditions to Seller’s obligations.

Section 10. INDEMNIFICATION

In addition to the indemnities included elsewhere in this Agreement, the parties hereto agree to indemnify and hold each other harmless as follows:

10.1 Indemnification by Seller. The Seller agrees to indemnify and hold the Buyer harmless at all times after the date of this Agreement from, against and in respect of:

(a) Any and all loss, liability, damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenants or agreements on the part of the Sellers contained herein or in any certificate or document furnished by the Sellers pursuant hereto and any loss or damage resulting from any claims, litigations, actions, suits, proceedings, judgments, counsel fees, costs and expenses incident to such misrepresentation, breach or non-fulfillment.

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10.2 Indemnification by the Buyer. The Buyer agrees to indemnify and hold the Sellers harmless at all times after the date of this Agreement from and against any and all loss, liability, damage or deficiency resulting from (i) any misrepresentation, breach of warranty or non-fulfillment of any covenants or agreements on the part of the Buyer contained herein or in any certificate or document furnished by the Buyer pursuant hereto and any loss or damage resulting from any claims, litigation, actions, suits, proceedings, judgments, counsel fees, costs and expenses incident to such misrepresentations, breach or non-fulfillment; and (ii) all liabilities arising out of or in connection with the operation of Seller after the Effective Date.

10.3 Third Party Claims. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the party against whom such claim is asserted (the “Indemnified Party”) within a reasonable period of time, shall give written notice to the other party (the “Indemnifying Party”) of any such claim, and the Indemnifying Party shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection. In such defense or settlement of any claims, the Indemnified Party shall cooperate with the Indemnifying Party to the maximum extent reasonably possible. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on Sellers and Buyer for the purpose of this paragraph.

10.4 Settlement. Notwithstanding the foregoing, should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the Indemnified Party, on not less than thirty (30) days’ notice to the Indemnifying Party, may make settlement of such claim, and such settlement shall be binding on the Indemnifying Party and the Indemnified Party for the purpose of third party claims; provided, however, that if within said thirty (30) day period the Indemnifying Party shall have requested the Indemnified Party not to settle such claim and to deny such claim at the expense of the Indemnifying Party, the Indemnified Party will promptly comply and the Indemnifying Party shall have the right to defense on its own behalf with counsel of its selection. Any payment or settlement resulting from such claim, together with the total expense thereof, shall be binding on Seller and Purchaser for the purpose of this paragraph.

10.5 Mediation. In the event of any claim or dispute between the parties arising out of this Agreement, the parties agree to resolve any such dispute or disagreement by submitting such dispute first to mediation pursuant to the following procedures:

The parties shall mediate any dispute or disagreement upon the written demand of any party with a mediator chosen by mutual agreement of all parties in disagreement, pursuant to the following terms and conditions. In the event the parties to the mediation are unable to agree on a mediator each party shall appoint one mediator and the two appointed mediators shall appoint a third.

(a) Best Efforts. The parties agree to use their best efforts to resolve their dispute by mediation before proceeding to other means.

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(c) Fess and Costs. The fees and costs of the mediation shall conform to the then current fee schedule of AMA. Fees and costs of the mediation shall be borne equally by Purchaser and the Seller and each party shall pay its own professional fees and costs regardless of the mediation decision.

Section 11. FURTHER ASSURANCES; ACCESS AND INFORMATION;

CONDITIONS PRECEDENT

11.1 Further Assurances. The Seller and Buyer all hereby covenant and agree that at any time and from time to time they will promptly execute and deliver to the others such further instruments and documents and take such further action as the parties may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement. Sellers and Buyer agree to execute and complete any and all Exhibits and supply any and all documentation necessary to complete the Agreement on or before Closing Date of this Agreement. Buyer and Seller agree to cooperate in the filing of applications, permits, forms, licenses, governing authority approvals, SEC filings, and any other documentation otherwise necessary to meet the Parties obligations under this Agreement and specifically the first sentence of this paragraph.

11.2 Access and Information. Buyer and its agents, attorneys, accountants and representatives have had full access to the respective properties, affairs, books, records, contracts and documents of Seller, including, without limitation, all contracts, leases, evidence of indebtedness and audit work papers of the internal auditors of the respective businesses, as Buyer has reasonably requested. Until the Closing, Buyer shall not disclose and shall cause its agents, attorneys, accountants and representatives not to disclose to any other party any confidential data or information secured, and, if the Closing does not occur as herein provided, Buyer will promptly return at Buyer’s expense, all books, records and other documents and papers obtained and all copies thereof.

11.3 Conditions Precedent. The obligations of the Sellers and Buyer to consummate the transactions contemplated by this Agreement are subject to the following conditions precedent:

(a) Approval of the material terms of this Agreement by the Board of Directors of Buyer;

(b) Any regulatory SEC or other state approval.

(c) In addition to the Certificates, Buyer has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges, as are necessary or appropriate to the operation of its business as now conducted and proposed to be conducted and which the failure to possess would have a material adverse effect on the assets, operations or financial condition of Quintessence.

(d) It is mutually and collectively agreed between all parties to this Agreement that;

(1) Any measure of lapse, interruption, and or impairments of any Licenses, material trademark, service mark, copyright, trade name, or any application with respect thereto, and any paragraph of this Agreement, may at the discretion of the Buyer constitute a suspension and or termination of this entire Agreement.

(2) The parties hereto agree that the suspension and or termination of this Agreement is subject to the free will, and or right, and or obligation of either Sellers, Buyer to cure any and all lapse, interruption, and or impairments within a “reasonable business period.” This Agreement will be acknowledged as suspended, and not terminated, upon notice to all parties by the party intended to cure, together with any overt act to cure. Such notice to cure and lapse of time will constitute an adjustment of any time or calendar date period accordingly. Such notice constitutes the beginning of the “Reasonable Business Period”.

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(3) Anything herein or elsewhere in this Agreement to the contrary and or notwithstanding, a failure to cure in the “Reasonable Business Period”, terminates this agreement at the option of the Buyer by operation of this section and clause, without further acts except that of notice, of any kind, to any party of this Agreement, and thereupon by operation of this paragraph terminated without future or past obligations or liability of any party.

Section 12. NATURE AND SURVIVAL OF REPRESENTATIONS

12.1 All representations, warranties, and agreements made by the Sellers in this Agreement, except as otherwise expressly stated, and shall survive the Closing and any investigation at any time made by or on behalf of the Sellers as follows:

(1) The representations, warranties and covenants contained in Sections 4.1 and 4.2 hereof shall survive forever;

(2) The representations, warranties, and covenants contained in Section 4.16 hereof shall survive for a period of six (6) months following the expiration of the relevant statue of limitations;

(3) The representations, warranties and covenants relating to all liabilities retained by Sellers or not specifically assumed by Buyer shall survive forever; and

(4) All other representations, warranties and covenants made hereunder by Sellers shall be effective for a period of twelve (12) calendar months following the Effective Date. Within said twelve calendar month period, Buyer must provide written notice to the Sellers of the breach of any representation, warranty or covenant, pursuant to which Buyer asserts a claim stating with particularity all material facts then known to Purchaser relating to such claim.

Section 13. MISCELLANEOUS

13.1 THIRD PARTY BENEFICIARY. Sellers and or Buyer, and or its successors and assigns are intended to be direct third-party beneficiaries of the covenants contained in this Agreement and may enforce the same in their own respective names, as applicable.

13.2 NOTICES; ADDRESSES. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, addressed as follows:

To Sellers:	Shahan Ohanessian – 225 S Lake Avenue, Suite 300 - Pasadena, CA 91101

To Buyer:	ABT Mining Co., Inc. – 301 Simplicity Avenue – Irvine, CA 92620

13.3 Expenses. Except as otherwise provided herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated herein this Agreement of which shall include, without limitations, the fees and expenses of their respective legal counsel and financial advisors.

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13.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.6 Assigns/Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto any and all successors, assigns, or other successors in interest of the Buyer, AS and the Sellers.

13.7 Public Announcement. No party will make any public announcements with respect to this transaction without the approval of the other parties, except as otherwise required by law, and SEC Rules and Regulations.

13.8 Confidentiality. Except to the extent the parties agree or are required by law to make information public, the parties agree to keep the terms of this Agreement confidential and not to disclose the contents of this Agreement to any party other than employees of a party who agree to maintain such confidentiality and the professional advisors and representatives of the parties.

13.9 Remedies. In the event that any party defaults or fails to perform any of the conditions or obligations of such party under this Agreement or any other agreement, document or instrument executed in connection with this Agreement, or in the event that any such party’s representations or warranties contained herein or in any such other agreement, document or instrument are not true and correct as of the date hereof and as of the Closing, the other parties shall be entitled to exercise any and all rights and remedies available to them by or pursuant to this Agreement or at law or in equity, including specific performance.

13.10 Captions. The captions and headlines set forth in this Agreement are for convenience of reference only and shall not be constructed as part of this Agreement.

13.11 Merger Clause. This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein.

13.12 Amendments. No change, amendment, qualification or cancellation hereof shall be effective unless in writing and executed by all of the parties hereto by their duly authorized officers.

13.13 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

13.14 Force Majeure. Neither party hereto shall be responsible for damages caused by the delay or failure to perform in whole or in part hereunder or noncompliance with any of the terms hereof when such delay, failure or noncompliance is caused by or results from acts of God, earthquakes, fires, floods, perils of sea, wars (declared or undeclared), terrorist acts, strikes, riots or any other causes beyond the control of the party who is in default or who is unable to comply with the terms of this Agreement, whether or not similar to those enumerated.

13.15 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties require.

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IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement the day and year first above written.

Shahan Ohanessian
(“Seller”)

By:
Shahan Ohanessian

For ABT Mining, Co., Inc.
(“Buyer”)

By:
Imran Firoz
President

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